Exhibit 4.2

ORIGINAL

DEED OF AMENDMENT

to

THE SAPPI LIMITED SHARE INCENTIVE SCHEME

between

SAPPI LIMITED

and

DAVID CHARLES BRINK

and

THOMAS LOUW DE BEER

WERKSMANS

A    T     T     O     R     N    E    Y    S

Johannesburg

TABLE OF CONTENTS

1	INTRODUCTION	1

2	AMENDMENT	2

3	GENERAL	2

DEED OF AMENDMENT

to

THE SAPPI LIMITED SHARE INCENTIVE SCHEME

(“the scheme”)

between

SAPPI LIMITED

(Registration No 05 /08963/06)

(“the company”)

of the first part

and

DAVID CHARLES BRINK

and

THOMAS LOUW DE BEER

(In their capacities as trustees of The Sappi Limited Share Incentive Trust)

(“the trustees”)

Of the second part

1	INTRODUCTION

1.1	On 5 March 1997, the trust deed (“the deed”) constituting the scheme was adopted by the company.

1.2

Clause 30 of the deed provides that it shall be competent for the board of directors of the company (“the board”) and the trustees to amend the scheme subject to the prior approval of the Johannesburg Stock Exchange (“JSE”); provided that amendments affecting certain matters shall not be competent unless sanctioned by the company in general meeting.

1.3	The board and the trustees have agreed to amend the deed in the manner set out below.

1.4	It is recorded that —

1.4.1	this deed of amendment does not relate to any of the matters requiring the sanction of the company in general meeting which is, accordingly, not required; and

1.4.2	this deed of amendment has, or will shortly, be approved by the JSE.

2.	AMENDMENT

The deed is hereby amended by -

2.1	the deletion of the word “twenty” in clause 10.3.1 thereof and the substitution of the word “thirty” therefor;

2.2	the deletion of the number “21” in clauses 21.2, 22.2, 23.2, 24.2 and 25.2 thereof and the substitution of the number “30” therefor.

3.	GENERAL

3.1	Unless the context clearly indicates a contrary intention, words and expressions in the deed shall bear the same meanings in this deed of amendment.

3.2	Save for the amendment in 2, the provisions of the deed shall remain unaltered and in full force and effect.

3.3	If there is any conflict between the provisions of the deed and this deed of amendment the provisions of this deed of amendment shall prevail.

Signed at	Johannesburg	on	13th January 1998

		for	Sappi Limited

/s/ E van As
who warrants that he is duly authorized hereto

Signed at	Bedfordview	on	7th January 1998

/s/ D C Brink
David Charles Brink

Signed at	Johannesburg	on	19th January 1998

/s/ T L de Beer
Thomas Louw De Beer